Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BANCORPSOUTH, INC.

ARTICLE I. OFFICES

The principal office of BancorpSouth, Inc. (the “Corporation”) shall be located in the City of Tupelo, County of Lee, State of Mississippi. The Corporation may have such other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. MEETINGS

SECTION 2.1. General

All meetings of the shareholders of the Corporation shall be held at such place (either within or without the State of Mississippi), date and time as may be set forth in these Bylaws or as shall be determined from time to time by the Board of Directors.

SECTION 2.2. Annual Meeting

An annual meeting of the shareholders of the Corporation shall be held during the third, fourth or fifth month following the end of the Corporation’s fiscal year on such date as may be fixed by resolution of the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors is not held on the date determined by the Board of Directors for an annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

SECTION 2.3. Special Meeting

Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chief Executive Officer or Secretary and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning not less than twenty percent (20%) of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such written request must state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

SECTION 2.4. Notice of Meeting

(a) Written notice stating the place, date and time of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation with postage paid thereon.

(b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Mississippi Business Corporation Act (the “Act”), the Corporation’s Articles of Incorporation as they may be amended from time to time (the “Articles”) or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.4(b) shall be deemed delivered: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder. In addition, notice can be given in any manner authorized by the Act.

SECTION 2.5. Fixing of Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which event the Board of Directors shall fix a new record date.

SECTION 2.6. Voting List

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares), and in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be available for inspection beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the principal office of the Corporation, and shall be subject to inspection on written demand by any shareholder, the shareholder’s agent or attorney at any time during regular business hours. Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder, the shareholder’s agent or attorney during the meeting or any adjournment. The original stock transfer books shall be prima facie evidence as to shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.

SECTION 2.7. Quorum

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a special meeting of shareholders. If a quorum is present at any meeting of shareholders, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the Articles or by the Act for any specific purpose. If a quorum is not established because a sufficient number of shares entitled to vote are not represented at the meeting in person or by proxy, the meeting may be adjourned by the presiding officer of the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called meeting may continue to transact business for that meeting and for any adjournment thereof, unless a new record date must be set for that adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.8. Proxies

At all meetings of shareholders, a shareholder may vote his or her shares either in person or by proxy. A shareholder or the shareholder’s agent or attorney in fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, by electronic transmission or by any other method or means permitted under the laws of the State of Mississippi. An electronic transmission must contain or be accompanied by information from which the Corporation can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the electronic transmission. No proxy shall be valid after eleven (11) months from the date of execution, unless otherwise expressly provided in the appointment form, electronic transmission or other applicable method or means of appointment.

SECTION 2.9. Voting of Shares

Each outstanding share of the Corporation’s common stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. No shareholder will be allowed to vote at any meeting, either in person or by proxy, unless he or she is a shareholder of record.

SECTION 2.10. Voting of Shares by Certain Holders

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name if the authority to do so is contained in an appropriate order of the court by which such administrator, executor, guardian, or conservator was appointed.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if the authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock owned by the Corporation or by any other corporation, the majority of whose voting shares are owned, directly or indirectly, by the Corporation, shall not be voted at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, except for any shares of the Corporation which are held in a fiduciary capacity.

SECTION 2.11. Business to be Transacted at Meetings of Shareholders

(a) Director Nominations and Shareholder Business at Annual Meetings of Shareholders

No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Corporation shall be proposed, at any annual meeting of shareholders, except as shall be: (i) specified in the Corporation’s notice of meeting (including shareholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting and which is timely submitted by a shareholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth in this subsection (a) in addition to any other applicable law, rule or regulation applicable to such meeting.

For nominations of persons for election to the Board of Directors or other business to be properly submitted by a shareholder before any annual meeting under subsection (a)(iii) above, a shareholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not earlier than the date which is one hundred twenty (120) calendar days nor later than the date which is ninety (90) calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. However, if the Corporation did not hold an annual meeting during the previous year, or if the date of the applicable year’s annual meeting has been changed by more than thirty (30) calendar days from the first anniversary of the date of the previous year’s meeting, then a shareholder’s notice must be received by the Secretary not earlier than the date which is one hundred twenty (120) calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) ninety (90) calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten (10) calendar days after the Corporation’s first public announcement of the date of the applicable year’s annual meeting of shareholders.

A shareholder’s notice to the Secretary to submit a nomination or other business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

(b) Director Nominations and Shareholder Business at Special Meetings of Shareholders

No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Corporation shall be proposed, at any special meeting of shareholders, except as shall be: (i) specified in the notice of meeting or (ii) otherwise brought before the meeting by or at the direction of the Board of Directors. When the notice of meeting provides that directors will be elected at a special meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or the nominating committee appointed by the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this subsection (b), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this subsection (b) in addition to any other applicable law, rule or regulation, applicable to such meeting.

Nominations by shareholders of persons for election to the Board of Directors may be made at a special meeting of shareholders if the shareholder’s notice required by this section is delivered to the Secretary at the principal office of the Corporation not earlier than the date which is one hundred twenty (120) calendar days before the date of such special meeting and not later than the date of the later to occur of (i) ninety (90) calendar days before the date of such special meeting of shareholders or (ii) ten (10) calendar days after the Corporation’s first public announcement of the date of the special meeting of shareholders.

A shareholder’s notice to the Secretary to nominate persons for election to the Board of Directors at a special meeting of shareholders shall set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to nominate the persons specified in such notice; (v) any personal or other material interest of the shareholder in the nomination of such persons for election to the Board of Directors; (vi) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (vii) all other information relating to the nomination of persons for election to the Board of Directors which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nomination at the meeting shall promptly provide any other information reasonably requested by the Corporation.

(c) General

Only those persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be considered by the Board of Directors or the Nominating Committee appointed by the Board of Directors as to whether such persons should be recommended as director nominees for election as directors at any meeting of shareholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 2.11 shall be conducted at a meeting of shareholders. The officer presiding over the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal shall be disregarded.

For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable news service or in a document filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

In addition to the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

In addition to the foregoing provisions of this Section 2.11, a shareholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act.

Subject to the provisions of Section 2.11, a resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

SECTION 2.12. Presiding Officer

Meetings of the shareholders shall be presided over by the Chief Executive Officer of the Corporation, or if he is not present, by an officer ranking at least as high as Vice President, or if neither the Chief Executive Officer nor such an officer is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of such meeting shall choose any person present to act as secretary of the meeting.

SECTION 2.13. Conduct of Meetings

Meetings of shareholders generally shall be conducted in accordance with the following:

(a)	The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. The chairman may, but is under no obligation to, follow rules of parliamentary procedure to conduct any meeting.

(b)	If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c)	The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave the meeting.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1. General Powers

The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 3.2. Number and Tenure of Directors and Qualifications

The Board of Directors of the Corporation shall consist of such number of members not less than nine (9) nor more than fifteen (15), the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors. Each director shall hold office for the term provided in the Articles, and until his successor shall have been elected and qualified. At each annual meeting of shareholders, the shareholders shall elect directors to hold office for the term provided in the Articles.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation (unless previously tendered), following certification of the shareholder vote.

The independent directors that serve on the Nominating Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the shareholder vote.

Thereafter, the Board will promptly disclose their decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that press releases are typically distributed by the Corporation.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.

However, if each member of the Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Each and every director of the Corporation must be the owner, in his or her own right, of unencumbered stock of the Corporation in the amount of at least two hundred dollars ($200.00) par value.

SECTION 3.3. Regular Meetings

Following (but not necessarily on the same date as) the annual meeting of the shareholders, the Board of Directors shall convene, for the purposes of organizing the new Board and electing Board officers, electing the officers of the Corporation and transacting such other business as may properly come before the meeting.

All meetings of the Board of Directors shall be held at such place, date and time as may be set forth in these Bylaws or as shall be determined from time to time by the Board of Directors; and the place, date and time of such meeting shall be stated in the notice and call of the meeting, provided, however, that in any event, the Board of Directors shall meet at least quarterly, including an annual meeting to follow the annual meeting of the shareholders as soon as is practicable.

SECTION 3.4. Special Meetings

Special meetings of the Board of Directors shall be held at any time upon call of the Chairman of the Board, the Chief Executive Officer or on the written request of three (3) directors.

SECTION 3.5. Notice of Meetings

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Notice of special meetings of the Board of Directors shall be given orally (in which case a written confirmation notice is not necessary) or in writing by the Secretary delivered by overnight delivery, U.S. mail, facsimile, electronic transmission or personal delivery to the director not less than two (2) days prior to the date of the meeting; the place, date and time of the meeting shall be stated in the notice.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting objects to holding the meeting or to the transaction of any business at the meeting and thereafter does not vote for or assent to action taken at the meeting.

The foregoing paragraphs of this Section 3.5 shall also apply to meetings of committees of the Board of Directors and their members, provided that notice of special meetings may also be given by or upon the authority of the chairman of such committee.

SECTION 3.6. Quorum

The presence of not less than a majority of the whole Board of Directors, excluding any vacancies which may exist, shall be required at all regular and special meetings to constitute a quorum. In the event that a quorum of the Corporation’s directors cannot be readily assembled because of some catastrophic event, the Emergency Bylaw contained in Article XIII of these Bylaws shall be in effect for the duration of the Emergency (as defined in Article XIII).

SECTION 3.7. Manner of Acting

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.8. Action by Simultaneous Communication

Unless otherwise provided in the Articles, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 3.9. Action Without a Meeting

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so to be taken shall be signed by all the directors. Any action taken by written consent shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 3.10. Vacancies

If a vacancy occurs on the Board of Directors for any reason, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, provided that the Board of Directors may elect instead to (i) not fill the vacancy or (ii) to have the vacancy filled by vote of the shareholders at any regular or special meeting of the shareholders.

SECTION 3.11. Removal from Office

A director may be removed from office by the shareholders of the Corporation for or without cause (as defined in the Articles) at a special meeting of the shareholders called expressly for that purpose. Such removal shall be in accordance with the Articles and the Act. A director may also be removed for cause by the affirmative vote of majority of the entire Board of Directors of the Corporation.

SECTION 3.12. Compensation

No stated salary shall be paid to directors for their services, but each director shall receive compensation, as may be determined from time to time by the Board of Directors for attendance at meetings of the Board or of committees of the Board. Each director may be paid his or her expenses for meeting attendance, if any, as determined from time to time by the Board of Directors. No member of the Board of Directors who is also an officer of the Corporation shall be compensated for service on the Board of Directors.

SECTION 3.13. Presumption of Assent

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (a) he objects at the beginning of the meeting to holding it or to the transaction of business at the meeting, (b) his dissent shall be entered in the minutes of the meeting, or (c) he delivers his written dissent to such action to the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.14. Appointment of Committees

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles or these Bylaws, shall have and may exercise all the authority of the Board of Directors, subject to such limitations as shall be contained in such committee’s charter or as prescribed by law. Each committee of the Board shall keep minutes of meetings and shall report any actions taken at such meetings to the Board of Directors.

ARTICLE IV. OFFICERS

SECTION 4.1. Number

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers (including without limitation Chairman of the Board, Chief Operating Officer, Chief Financial Officer and one or more Vice Presidents) as may be deemed necessary may be elected from time to time by the Board of Directors. Any two (2) or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

SECTION 4.2. Election and Term of Office

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be done. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed in the manner hereinafter provided. If authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

SECTION 4.3. Removal

Any officer or agent may be removed by the Board of Directors, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term or, for vacancies in any office at or below the level of Vice President, by the Chief Executive Officer between meetings of the Board of Directors pursuant to Section 4.6 below.

SECTION 4.5. Chairman of the Board

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairman may direct the President or a senior officer to preside at any meeting of the Board.

SECTION 4.6. Chief Executive Officer

The Chief Executive Officer (who shall be the Chairman of the Board if so designated by the Board of Directors) shall have general supervision of the policies and operations of the Corporation subject to the direction and control of the Board. The Chief Executive Officer shall direct the management of the Corporation and shall perform such other duties as may be assigned to him, from time to time, by the Board of Directors. He shall prescribe the duties of the other officers and employees and see to the proper performance thereof. He shall cause to be kept accurate books of account of the business of the Corporation which shall at all times be open to inspection of the directors. He shall render, or cause to be rendered, to the shareholders annual reports in writing of the business and condition of the Corporation, and similar reports at regular meetings of the Board of Directors. The Chief Executive Officer shall have full power to sign, execute and deliver on behalf of the Corporation all papers necessary to be signed, executed and delivered in carrying on the business of the Corporation and such other papers as he may be directed to sign by the Board of Directors.

SECTION 4.7. President

The President shall participate in the general supervision of the policies and operations of the Corporation subject to the direction and control of the Chief Executive Officer. The President shall have full power to sign, execute, and deliver on behalf of the Corporation all papers necessary to be signed, executed and delivered in carrying on the business of the Corporation and such other papers as he may be directed to sign by the Board of Directors. The President shall be a member of those committees of the Board of which he is appointed by the Board of Directors.

SECTION 4.8. Vice Presidents

Vice Presidents may be further designated as Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents or Assistant Vice Presidents. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer; in the absence of the President or in the event of his death, inability or refusal to act, unless the Board of Directors has designated by resolution another officer (by title or by name), a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each category of Vice President shall perform such other duties and have such responsibilities as from time to time may be assigned to them by the Chief Executive Officer or by the Board of Directors.

SECTION 4.9. Secretary

The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized and required by law; (d) keep or cause to be kept a register of the postal address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer and/or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

SECTION 4.10. Treasurer

The Chief Financial Officer shall also serve as the Treasurer and shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these Bylaws, and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 4.11. Compensation

The Board of Directors or a committee thereof shall determine the compensation of the Chief Executive Officer and each other officer of the Corporation, whether by employment contract or otherwise.

ARTICLE V. INDEMNIFICATION

SECTION 5.1. Indemnification

The Corporation shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the Act, and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (i) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(a)(1) of the Act, but the remaining provisions of Section 79-4-8.53 of the Act shall be applicable to any such request. the Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

SECTION 5.2. Expenses

The rights to indemnification and advancement of expenses set forth in Section 5.1 of this Article V are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled or granted by law, the Articles, these Bylaws, a resolution of the Board of Directors, vote of the shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article V shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article V which occur subsequent to the effective date of such amendment.

SECTION 5.3. Severability

If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any liability incurred or other amounts paid in with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article V shall have the meanings given in Section 79-4-8.50 of the Act.

SECTION 5.4. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof.

SECTION 5.5. Mergers

For the purposes of Sections 5.1 through 5.4, references to the “Corporation” include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VI. CONTRACT, LOANS, CHECKS AND DEPOSITS

SECTION 6.l. Contracts

Any officer as designated by the Chief Executive Officer or in resolutions adopted by the Board of Directors may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 6.2. Loans

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 6.3. Checks, Drafts, etc.

All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Corporation, or any other officer designated by the Board of Directors or Chief Executive Officer, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 6.4. Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 7.1. Certificated and Uncertificated Shares

The shares of the capital stock of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfer of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

SECTION 7.2. Certificates for Certificated Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and/or President and by the Secretary or by such other officers authorized by law or by the Board of Directors to do so, and sealed with the corporate seal, provided that signatures and the corporate seal may be facsimiles if the certificate is countersigned by the Corporation’s transfer agent or registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the proper officers designated by the Board of Directors may prescribe.

SECTION 7.3. Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the transfer agent of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December in each year.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles.

ARTICLE X. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name the Corporation and the State of incorporation and the words, “Corporate Seal.”

ARTICLE XI. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, the Articles or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. AMENDMENTS

Unless otherwise required by the Articles or a bylaw adopted by the shareholders or by law, these Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XIII. EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event (an “Emergency”), the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the Board pursuant to Section 3.2) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the Board of Directors may be called in an Emergency by any one director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.

All provisions of these Bylaws not contained in this Article XIII which are consistent with this Article XIII shall remain effective during the Emergency. Any Emergency causing this Article XIII to become operative shall be deemed to be terminated whenever either of the following conditions is met: (i) the directors and any substitute directors determine by a majority vote at a meeting that the Emergency is over or (ii) a majority of the directors elected pursuant to the provisions of these Bylaws other than this Article XIII hold a meeting and determine that the Emergency is over.

Amended by the Board of Directors

as of April 27, 2016.

/s/ Cathy S. Freeman

Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer